POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Robert G. Zack, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director and/or Officer of Oppenheimer Absolute Return Fund, Oppenheimer AMT-Free Municipals, Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund, Oppenheimer Baring SMA International Fund, Oppenheimer California Municipal Fund, Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer Emerging Growth Fund, Oppenheimer Equity Income Fund, Oppenheimer Global Fund, Oppenheimer Global Opportunities Fund, Oppenheimer Global Value Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer Institutional Money Market Fund, Oppenheimer International Diversified Fund, Oppenheimer International Growth Fund, Oppenheimer International Small Company Fund, Oppenheimer Limited Term California Municipal Fund, Limited Term New York Municipal Fund, Oppenheimer Master International Value Fund, LLC, Oppenheimer Money Market Fund, Inc., Oppenheimer Multi-State Municipal Trust (on behalf of its series Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania Municipal Fund and Oppenheimer Rochester National Municipals), Oppenheimer Municipal Fund, Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Equity Investor Fund, Conservative Investor Fund and Moderate Investor Fund), Oppenheimer Quest For Value Funds on behalf of Oppenheimer Quest Balanced Fund, Oppenheimer Quest Opportunity Value Fund and Oppenheimer Small- & Mid- Cap Value Fund, Oppenheimer Real Estate Fund, Oppenheimer Rising Dividends Fund, Oppenheimer Rochester Arizona Municipal Fund, Oppenheimer Rochester Double Tax-Free Municipals, Oppenheimer Rochester General Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund, Oppenheimer Rochester Massachusetts Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund, Oppenheimer Rochester Minnesota Municipal Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer Rochester Virginia Municipal Fund, Oppenheimer Select Value Fund, Oppenheimer Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund), Oppenheimer SMA Core Bond Fund, Oppenheimer SMA International Bond Fund, Oppenheimer Transition 2010 Fund, Oppenheimer Transition 2015 Fund, Oppenheimer Transition 2020 Fund, Oppenheimer Transition 2025 Fund, Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund, Oppenheimer Transition 2050 Fund, OFI Tremont Core Strategies Hedge Fund and Oppenheimer U.S. Government Trust, (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

CAUTION TO THE PRINCIPAL
Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.”

IMPORTANT INFORMATION FOR THE AGENT
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.”

Dated this 12th day of November, 2009.

/s/ David K. Downes          /s/ Russell S. Reynolds, Jr.
David K. Downes          Russell S. Reynolds, Jr.

/s/ Matthew P. Fink          /s/ Mary Ann Tynan

Matthew P. Fink          Mary Ann Tynan

/s/ Phillip A. Griffiths          /s/ Joseph M. Wikler

Phillip A. Griffiths          Joseph M. Wikler

/s/ Mary F. Miller          /s/ Peter I. Wold

Mary F. Miller          Peter I. Wold

/s/ Joel W. Motley          /s/ Brian F. Wruble

Joel W. Motley               Brian F. Wruble

/s/ John V. Murphy          /s/ Brian Wixted

John V. Murphy          Brian Wixted

/s/ Robert G. Zack          /s/ Mitchell J. Lindauer

Robert G. Zack               Mitchell J. Lindauer

/s/ Kathleen T. Ives

Kathleen T. Ives

STATE OF NEW YORK     )

          ) ss

COUNTY OF NEW YORK     )

On this ____ day of November, 2009, before me, the undersigned notary public, personally appeared David K. Downes, Matthew P. Fink, Phillip A. Griffiths, Mary F. Miller, Joel W. Motley, John V. Murphy, Russell S. Reynolds, Mary Ann Tynan, Joseph M. Wikler, Peter I. Wold, Brian F. Wruble, Brian Wixted, Robert G. Zack, Mitchell J. Lindauer and Kathleen T. Ives, each of whom is known to me personally and each of whom executed the foregoing instrument and acknowledged that he or she executed the same as his or her free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

     ____________________
      Signature of Notary

      Janette Aprilante

Seal

     My Commission Expires:

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